SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: March 8, 2006

COMPX CONTRIBUTORY RETIREMENT PLAN
5430 LBJ FREEWAY, SUITE 1700, DALLAS, TEXAS  75240
(Name and address of plan)

COMPX INTERNATIONAL INC.
5430 LBJ FREEWAY, SUITE 1700, DALLAS, TEXAS  75240
(Name and address of issuer of the securities held pursuant to the plan)

Commission file number - 1-13905




ITEM 4.01. CHANGES IN THE PLAN'S CERTIFYING ACCOUNTANT.

(a) Previous independent registered public accounting firm.

(i) Effective March 8, 2006, the Administrative Committee of the CompX Contributory Retirement Plan (the "Plan") dismissed PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Plan. The decision to change the independent registered public accounting firm was approved by the Administrative Committee of the Plan.

(ii) The reports of PricewaterhouseCoopers LLP on the financial statements of the Plan for each of the two years in the period ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) During the years ended December 31, 2004 and 2003 and through March 8, 2006, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

(iv) During the years ended December 31, 2004 and 2003 and through March 8, 2006, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

(v) The Plan provided PricewaterhouseCoopers LLP with a copy of this Current Report on Form 8-K and has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated April 4, 2006, is filed herein as
Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm.

(i) The Plan engaged Sutton Frost Cary LLP as its new independent registered public accounting firm as of March 8, 2006. During the years ended December 31, 2004 and 2003 and through March 8, 2006, the Plan has not consulted with Sutton Frost Cary LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Plans financial statements, and neither a written report was provided to the Plan or oral advice was provided that Sutton Frost Cary LLP concluded was an important factor considered by the Plan in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation  S-K, or a reportable  event,  as that term is defined in
Item 304(a)(1)(v) of Regulation S-K.


ITEM 7.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c ) Exhibits.
16.1 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPX CONTRIBUTORY RETIREMENT PLAN

By:               /s/ Raymond S. Staton
                  Committee Member, Administrative Committee of the CompX
                   Contributory Retirement Plan

                                                         Date:  April 4, 2006